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                                                                     EXHIBIT 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                          COMMON STOCK PURCHASE WARRANT

                  To Purchase 100,000 Shares of Common Stock of

                               ARTISTdirect, Inc.

            THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, DKR SoundShore Oasis Holding Fund Ltd. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time (i) on or after the first to occur of (A) September 30, 2005, if the acquisition target, which is mutually acceptable to ARTISTdirect, Inc., a Delaware corporation (the "Company") and the Holder (the "Acquisition Candidate"), has not executed a definitive purchase agreement with any person or entity on or prior to such date or (B) the date that the Company notifies the Holder that the Acquisition Candidate has executed a definitive purchase agreement with a party other than (1) the Company or (2) the Holder or its affiliates (which shall include for this purpose only, any party that that submits a competing bid to acquire the Acquisition Candidate and such party receives financing to fund all or any portion of such acquisition from the Holder or any of its affiliate funds) (the first to occur of (i)(A) and
(i)(B) is referred to as the "Initial Exercise Date") and (ii) on or prior to the earlier of (A) the occurrence of a Fundamental Transaction (as defined below) and (B) the close of business on the fifth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from the Company up to 100,000 shares (the "Warrant Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b). The Company shall notify the Holder of the triggering of the Initial Exercise Date within two (2) trading days and such notice shall be in accordance with Section 4(j) below.


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      Section 1. Exercise.

            a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed original or facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five (5) trading days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received full payment of the aggregate Exercise Price for shares thereby purchased by wire transfer of immediately available funds or cashier's check drawn on a United States bank (unless exercised by means of a "cashless exercise" in accordance with Section 1(c) below).

            b) Exercise Price. The exercise price of the Common Stock under this Warrant shall be $1.00 per share, subject to adjustment hereunder (the "Exercise Price").

            c) Cashless Exercise. If at any time after one (1) year from the date of issuance of this Warrant there is no effective registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

            (A) =  the average closing price of the Common Stock over the five
                  (5) trading days immediately preceding the date of such election (the "Closing Price"), as such closing price is reported on the Over-the-Counter Bulletin Board, or if the Company's Common Stock ceases trading on the Over-the-Counter Bulletin Board, such other national securities trading market in which the primary trading of the Common Stock of the Company occurs;

            (B) = the Exercise Price of this Warrant, as adjusted; and

            (X) = the number of Warrant Shares then issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise;

      provided, however, that the Holder's ability to exercise all or any portion of this Warrant by means of a "cashless exercise" shall be postponed if, within the twenty (20) trading days preceding the date of such election, Holder or any of its affiliates has traded, placed any order for or bid upon any shares of the Company's Common Stock on the open market with the intent or expectation of manipulating the price of the Company's Common Stock.

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            Notwithstanding anything herein to the contrary (but subject to
      Section 1(d)), on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 1(c), so long as the Exercise Price is less than the Closing Price.

            d) Exercise Limitations; Holder's Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to
      Section 1(c) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with such Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith and any other obligations of Holder arising thereunder or under any other state or federal securities or "blue sky" laws or regulations. To the extent that the limitation contained in this Section 1(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the later of (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement or filing with the SEC by the Company or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon delivery of written notice of a Holder, the Company shall within two (2) trading days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Further, the Holder shall

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      not have the right to exercise any portion of this Warrant while such
      Holder (or any of such Holder's affiliates) is in possession of material, confidential and non-public information regarding the Company; including, but not limited to, information regarding any pending financing or strategic transactions.

            e) Mechanics of Exercise.

                  i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  ii. Delivery of Certificates Upon Exercise. Certificates for
            shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker registered on the books of the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") ---- system, if the Company is a participant in such system, and otherwise by physical delivery of the certificate to the address specified by the Holder in the Notice of Exercise within five (5) trading days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 1(e)(vii) prior to the issuance of such shares, have been paid.

                  iii. Delivery of New Warrants Upon Exercise. If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the remaining unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects, be identical with this Warrant.

                  iv. Rescission Rights. If the Company fails to cause its
            transfer agent to transmit to the Holder or its nominee a certificate or certificates representing the Warrant Shares pursuant to this Section 1(e)(iv) by the

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            Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

                  v. Compensation for Buy-In on Failure to Timely Deliver
            Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder, or its nominee, one or more certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder in good faith anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  vi. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

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                  vii. Charges, Taxes and Expenses. Issuance of certificates for
            Warrant Shares shall be made without charge to the Holder for any issue or other incidental expense in respect of the issuance of such certificate, all of which taxes (excluding any applicable transfer tax incidental thereto) and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in one or more such names as may be directed by the Holder;
            provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses in respect of the issuance of certificates for Warrant Shares, including, but not limited to, any incidental expenses or taxes (including any applicable transfer tax).

                  viii. Closing of Books. The Company will not close its
            stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

      Section 2. Certain Adjustments.

            a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes one or more distributions on all shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) sub-divides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a sub-division, combination or reclassification.

            b) Adjustment Due to Dilutive Issuance.

                  i. Dilutive Issuances On or Prior to December 31, 2005. If at
            any time on or prior to December 31, 2005, the Company or any subsidiary thereof, as applicable, while any portion of this Warrant is outstanding, shall sell, issue or grant any option or warrant to acquire its Common Stock, or reprice any outstanding options or

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            warrants exercisable into Common Stock, or otherwise sell, issue or grant any securities at any time convertible, exchangeable or exercisable into Common Stock ("Common Stock Equivalents"), other than Excluded Stock (as defined below), at a price per share less than the Exercise Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock or Common Stock Equivalents (such lower price, the "Base Share Price" and such issuances other than with respect to Excluded Stock collectively, a "Dilutive Issuance") then, the Exercise Price shall be reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

                  ii. Dilutive Issuances Subsequent to December 31, 2005. If at
            any time subsequent to December 31, 2005, the Company or any subsidiary thereof, as appropriate, makes a Dilutive Issuance while any portion of this Warrant is outstanding, then immediately upon the Dilutive Issuance, the Exercise Price will adjusted to a price equal to the quotient obtained by using the following formula:

                                            Z= (A  +  B) / X

            Where:

            (A)= the product of (x) the total number of shares of Common Stock (excluding shares of Excluded Stock) outstanding immediately prior to such issuance multiplied by (y) the applicable Exercise Price in effect immediately prior to such issuance;

            (B)= the consideration received by the Company upon such issuance;
      and

            (X)= the total number of shares of Common Stock outstanding (excluding shares of Excluded Stock) immediately after the issuance of such Common Stock.

      Any such adjustments made pursuant to this Section 2(b) shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than five (5) business days following the issuance of any Common Stock or Common Stock Equivalents subject to this section (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance, the Holder will be entitled to receive a number of Warrant Shares based upon the adjustments set forth above regardless of whether the Holder accurately provides notice describing the adjusted Exercise Price in the Notice of Exercise.

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      For purposes of this Section 2(b), "Excluded Stock" shall mean shares of
      Common Stock or Common Stock Equivalents issued by the Company (i) prior to April 1, 2005, (ii) to employees, officers, directors and consultants of the Company in the ordinary course of business, (iii) under a Compensatory Benefit Plan (as defined in Rule 701 of the Securities Act of 1933, as amended), (iv) with respect to which the provisions of Section 2(a), 2(c) and/or 2(d) apply, (v) to the Holder or any of its affiliates, or (vi) upon conversion of any Common Stock Equivalents for which adjustment of the Exercise Price has previously been made pursuant to
      Section 2(b).

            c) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 2(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the average closing price of the Common Stock over the ten (10) trading days immediately preceding the record date (as reported by the Over-the-Counter Bulletin Board, or if the Company's Common Stock ceases trading on the Over-the-Counter Bulletin Board, such other national securities trading market in which the primary trading of the Common Stock of the Company occurs), and of which the numerator shall be such average closing price of the Common Stock over the ten (10) trading days immediately preceding the record date (as reported by the Over-the-Counter Bulletin Board, or if the Company's Common Stock ceases trading on the Over-the-Counter Bulletin Board, such other national securities trading market in which the primary trading of the Common Stock of the Company occurs) less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, this Warrant shall be cancelled and shall no longer be in force or effect.

            e) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

            f) Voluntary Adjustment By Company. The Company may at any time during the term of the Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company (in its discretion).

            g) Notice to Holders.

                  i. Adjustment to Exercise Price. Whenever the Exercise Price
            is adjusted pursuant to this Section 2, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  ii. Notice to Allow Exercise by Holder. If (A) the Company
            shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special non-recurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of the stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize a Fundamental Transaction or the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to -------- mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the twenty (20) day period commencing on the date of such notice to the effective date of the event triggering such notice.

      Section 3. Transfer of Warrant.

            a) Transferability. Subject to compliance with any applicable securities laws and regulations and the conditions set forth in Sections 3(d) and 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver one or more new Warrants in the name of the assignee(s) and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant containing identical terms and conditions as this Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

            b) New Warrants. This Warrant may be divided or combined with other Warrants containing identical terms and conditions upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver one or more new Warrants in exchange for the Warrant(s) to be divided or combined in accordance with such notice.

            c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

            d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement filed with the SEC under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8)
      promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

      Section 4. Miscellaneous.

            a) If at any time prior to the Termination Date there is not an effective registration statement filed with the SEC under the Securities Act covering all of the Warrant Shares and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Warrant Shares such holder requests to be registered; provided, however, that, (i) the Company shall not be required to register any Warrant Shares pursuant to this Section 4(a) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective registration statement filed with the SEC under the Securities Act; or (ii) if managing underwriter of any offering by the Company, for its own account or the account of others, or the Company's Board of Directors, determines that marketing factors require limitation of the number of shares that may be included in a registration statement, the Company may, at its discretion, limit or exclude the Warrant Shares from such registration.

            b) Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

            c) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder, or nominee, as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

            d) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

            e) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

            f) Authorized Shares.

            The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute the granting of full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed; provided, however, that the Company shall have five (5) trading days to report the issuance of the Warrant Shares to the then applicable trading market.

            Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            g) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of New York.

            h) Restrictions. THE HOLDER ACKNOWLEDGES THAT THE WARRANT SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT, IF NOT REGISTERED, WILL HAVE RESTRICTIONS UPON RESALE IMPOSED BY APPLICABLE STATE AND FEDERAL SECURITIES LAWS AND REGULATIONS AND THE CERTIFICATES ISSUED HEREUNDER WILL CONTAIN CUSTOMARY RESTRICTIVE LEGENDS.

            i) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            j) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered via personal delivery, facsimile transmission or first class registered or certified mail at (a) 18 Church Street, Skandia House, Hamilton HM11, Bermuda or facsimile number 203-324-8489, or such other address or facsimile number as the Holder shall have furnished to the Company in writing or (b) if to the Company, at 10900 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024 or facsimile number 310-443-5361.

            k) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            l) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            m) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder of Warrant Shares.

            n) Amendment. This Warrant may be modified or amended or the provisions hereof waived only by the written consent of the Company and the Holder.

            o) Disclosure. The Company may disclose the terms of this Warrant to third parties, or file a copy of such Warrant as an exhibit to a filing with the SEC, to the extent the Company determines that it is required to do so under applicable federal securities laws or as required by the rules of the trading market in which the primary trading of the Common Stock of the Company occurs.

            p) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

            q) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            r) Early Termination. The Holder acknowledges and agrees that if (i) the Company consummates an acquisition of the Acquisition Candidate that is financed in part by or on behalf of the Holder or its affiliates, or
      (b) the Company and the Acquisition Candidate execute a letter of intent for the acquisition of the Acquisition Candidate, and Holder fails or refuses to fund $25 million into an escrow account, as contemplated by that certain financing commitment letter dated as of April 14, 2005 and delivered by Holder to the Company, this Warrant shall be, without additional consideration, immediately rescinded and treated as if it was never in force or effect.

                              ********************

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  April  26, 2005

                                   ARTISTDIRECT, INC.

                                   By: /s/ Robert N. Weingarten
                                       ________________________________________

                                   Name: Robert N. Weingarten
                                         _______________________________________

                                   Title:  Chief Financial Officer
                                           _____________________________________

                               NOTICE OF EXERCISE

To:   ARTISTDIRECT, INC.

            (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            (2)Payment shall take the form of (check applicable box):

                  [ ]in lawful money of the United States; or

                  [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(c).

            (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                       __________________________________

The Warrant Shares shall be delivered to the following:

                       __________________________________

                       __________________________________

                       __________________________________

            (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

            (5) The undersigned hereby represents and warrants to the Company that within the twenty (20) trading days preceding the date hereof, neither the undersigned or any of its affiliates has traded, placed any order for or bid upon any shares of the Company's Common Stock on the open market with the intent or expectation of manipulating the price of the Company's Common Stock.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: __________________________________________________________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

            FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________________ whose address is

_________________________________________________________________________

_________________________________________________________________________

                                                 Dated:  ______________, _______

                  Holder's Signature: __________________________________________

                  Holder's Address: ____________________________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.